EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-48692 and 333-26117 on Form S-8 of our report dated March 27, 2006, appearing in this Annual Report on Form 10-K of Poore Brothers, Inc. for the year ended December 31, 2005.

/s/ DELOITTE & TOUCHE LLP

Phoenix, Arizona
March 27, 2006